UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2026

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue,	Suite 1600,	Cleveland,	Ohio	44115
(Address of principal executive offices)				(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On January 16, 2026, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Press Release”) announcing its definitive agreement to acquire Jet Parts Engineering and Victor Sierra Aviation Holdings (collectively “the Companies”), portfolio companies of Vance Street Capital, for approximately $2.2 billion in cash, including certain tax benefits. A copy of this Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Jet Parts Engineering
Jet Parts Engineering (“JPE”), headquartered in Seattle, Washington, is a leading independent designer and manufacturer of aerospace aftermarket solutions, primarily proprietary OEM-alternative parts and repairs. JPE serves commercial, regional and cargo airline customers, as well as maintenance, repair and overhaul (“MRO”) providers. JPE’s products are highly engineered, proprietary PMA components with a strong presence across major commercial aerospace platforms. Nearly all of JPE’s revenue is derived from the commercial aftermarket. In addition to its engineering headquarters in Seattle, Washington, JPE has engineering and component repair locations in Texas, New York, Florida, Alabama and the United Kingdom. JPE employs approximately 300 people.
Victor Sierra Aviation
Victor Sierra Aviation Holdings (“VSA”) is a leading designer, manufacturer, and distributor of proprietary PMA and other aftermarket parts serving the commercial aerospace end market – primarily the general aviation and business aviation sectors. VSA is a leading collection of brands including McFarlane Aviation, Tempest Aero Group, and Aviation Products Systems. VSA offers a complete line of highly engineered PMA, custom design and OEM products, as well as service and repair stations. Nearly all of VSA’s revenue is derived from the commercial aftermarket. VSA primarily operates out of three facilities: Baldwin City, Kansas; Burlington, North Carolina; and Granite City, Illinois. Additional satellite facilities are in Illinois, Texas, Kentucky and Washington to provide support and strategic proximity to customers. VSA employs approximately 400 people.
The Companies collectively generated approximately $280 million in revenue for the calendar year ended December 31, 2025. The acquisition is subject to regulatory approval in the United States and customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name:	Sarah Wynne
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: January 16, 2026